POWER OF ATTORNEY

Know by all these presents, that the undersigned, Jason Long, as an authorized representative of Lenox Wealth Management, Inc. (the “Company”), hereby makes, constitutes and appoints each of F. Mark Reuter and Bryan A. Jacobs the attorneys-in-fact (the “Attorneys-In-Fact”) of the Company, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the Company:

(a)  For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the “Exchange Act”), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13D, Schedules 13G, Schedules 13E-3, and Schedules 14D-1 with respect to the securities of First Franklin Corporation (the “Issuer”); and

(b)  To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorneys-In-Fact in his or her sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting.  The Attorneys-In-Fact are hereby empowered to determine in his/her sole discretion the time or times when, purpose for and manner in which any power therein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents or any report, instrument or other document which may be executed by him or her pursuant hereto.

The undersigned hereby ratifies all that the Attorneys-In-Fact or his or her substitute or substitutes shall do under the authority of this Power of Attorney.

The Attorneys-In-Fact shall have full power to make and substitute any other Attorneys-In-Fact in his or her place and stead.  The term “Attorneys-In-Fact” shall include the respective substitutes of any Attorneys-In-Fact.

The undersigned acknowledges that the foregoing Attorneys-In-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the Company’s responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to make filings with the Securities and Exchange Commission with respect to the Company’s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-In-Fact.

This Power of Attorney supersedes and replaces in their entirety any and all instruments in effect prior to the date hereof relating to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2009.

LENOX WEALTH MANAGEMENT, INC.

By:	/s/Jason Long
Signature
Jason Long, Vice President
Name and Title